UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	0-7099	13-2566064
(State or other jurisdiction of in corporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Forrer Street,

Cincinnati, OH 45209

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (416) 593-6543

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 6, 2007, CECO Environmental Corp. (“CECO”) filed a Current Report on Form 8-K relating to its acquisition of the assets of Effox, Inc. (“Effox”) that excluded certain financial statements that were not available at the time of filing. On April 5, 2007, CECO amended the original Current Report on Form 8-K (the “Form 8-K/A”) to include required financial statements and pro forma financial information in connection with the Effox asset acquisition. The pro forma financial information attached as Exhibit 99.2 to the Form 8-K/A contained one typographical error in the first paragraph of the Unaudited Pro Forma Combined Financial Information, one typographical error in the Unaudited Pro Forma Condensed Combined Balance Sheet, and two typographical errors in the Unaudited Pro Forma Condensed Combined Statement of Income. This Amendment No. 2 to Current Report on Form 8-K/A is being filed solely to correct the typographical errors.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2006 and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2006 are being filed as Exhibit 99.2 to this Form 8-K/A and are incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Exhibit Title

99.2	Corrected unaudited pro forma combined financial statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2007	CECO ENVIRONMENTAL CORP.

	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President – Finance and Administration